UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2011 (January 26, 2011)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		7719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) was held on January 26, 2011. At the Annual Meeting, of the 41,287,514 shares outstanding and entitled to vote, 34,138,610 shares were represented, constituting an 82.7% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Item 1:    All of the board's nominees for director were elected to serve until the Company's 2014 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Jane M. Kenny	27,027,412	671,258	6,439,940
David A. Trice	27,040,936	657,734	6,439,940

The terms of office of the following directors continued after the Annual Meeting: Donald L. Correll, Rev. M. William Howard, Jr., J. Terry Strange, George R. Zoffinger, Lawrence R. Codey, Laurence M. Downes, Robert B. Evans and Alfred C. Koeppe.

Item 2: The shareholders approved a non-binding advisory resolution approving the compensation of our named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,945,321	1,446,883	306,466	6,439,940

Item 3: The shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on the compensation of our named executive officers on an annual basis, by the votes set forth in the table below:

Annual Vote	Biennial Vote	Triennial Vote	Abstain	Broker Non-Votes
22,360,112	328,917	4,557,689	451,952	6,439,940

The Board of Directors and management have determined to implement an annual advisory vote on the compensation of our named executive officers beginning with the next annual meeting of shareholders in 2012.

Item 4: The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011, was ratified by the shareholders, by the votes set forth in the table

For	Against	Abstain	Broker Non-Votes
33,784,641	255,292	98,677	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 27, 2011
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer